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Exhibit 23.1

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statement (Form S-8), pertaining to the Chiron Corporation 2004 Stock Compensation Plan, of our report dated January 26, 2004, with respect to the 2002 and 2003 consolidated financial statements and schedule of Chiron Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

                      /s/ Ernst & Young LLP

Palo Alto, California
August 2, 2004

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Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm